UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Ave, 2nd Floor
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

Prospectus Supplement Filing

On February 9, 2024, Werewolf Therapeutics, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) under the Company’s universal shelf registration statement on Form S-3 (File No. 333-264844) that was originally filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2022 and declared effective by the SEC on May 20, 2022 (the “Registration Statement”), relating to the offer and sale of a total of up to $25.0 million of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), pursuant a Sales Agreement (the “Sales Agreement”), dated as of May 10, 2022, with Leerink Partners LLC. The Company previously filed a sales agreement prospectus with the SEC on May 10, 2022 (the “Prior Prospectus”) relating to the offer and sale pursuant to the Sales Agreement of shares of the Company’s common stock having an aggregate offering price of up to $50.0 million. As of the date of the Prospectus Supplement, the Company had issued and sold shares of common stock for aggregate gross sale proceeds of approximately $50.0 million pursuant to the Sales Agreement and the Prior Prospectus. Upon the filing of the Prospectus Supplement, the Company will not make any offers or sales of its common stock pursuant to the Prior Prospectus.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares are registered pursuant to the Registration Statement and the base prospectus contained therein, and offerings for the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Shares Outstanding

As of January 31, 2024, there were 40,660,732 shares of common stock of the Company issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: February 9, 2024	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer